Exhibit 99.1

VaxGen Provides Accounting Update

BRISBANE, Calif. – March 29, 2006 – VaxGen, Inc. (Pink Sheets: VXGN.PK) announced today that it is resolving an accounting issue in order to complete its Annual Report on Form 10-K/A for the year ended December 31, 2003 (restated 2003 Annual Report) and submit the draft report for review to its independent auditors. The time required to resolve this issue will prevent VaxGen from submitting the restated 2003 Annual Report to its independent auditors by the end of this month, as previously anticipated.

The issue pertains to VaxGen’s accounting for its Series A convertible preferred stock financing from May of 2001. VaxGen is revising its accounting for that financing in accordance with evolving guidance (including EITF 05-4 and EITF 00-19) from the Financial Accounting Standards Board and the Securities and Exchange Commission (SEC). This guidance calls for liquidated damages provisions and other elements of the transaction to be treated as derivatives and therefore reflected as liabilities on the company’s balance sheet and periodically revalued.

VaxGen has already determined the appropriate accounting treatment for the derivatives related to the May 2001 financing, and an independent valuation of those derivatives is underway. The derivatives are no longer in effect, but accounting standards require that they be valued and reflected in VaxGen’s historical financial statements for the periods during which they were potential liabilities.

As the company announced in January 2006, it believes it has entered the final phase of its restatement process, with the focus shifting to the more routine work of completing financial statements for review by its independent auditors and then filing those financial statements with the SEC. However, because VaxGen does not control certain aspects of the restatement process, such as the issue described above, the company will no longer provide guidance related to the timing required to complete the filing of its outstanding financial statements.

“We are working aggressively to address what we believe is a straightforward accounting issue,” said Lance K. Gordon, Ph.D., VaxGen’s President and CEO. “Encountering this issue so close to the time when we expected to submit our restated 2003 Annual Report to our independent auditors makes us even more determined to conclude this process.”

As previously announced, VaxGen, with the concurrence of its independent auditors, determined in 2004 that it was necessary to restate its financial statements, principally to apply a more appropriate policy for recognizing revenue from certain government contracts. The project was later expanded to include recognition of VaxGen’s investment in its minority-owned biopharmaceutical manufacturing operations, Celltrion, Inc., the incorporation of Celltrion’s financial results, and the U.S. GAAP audit of Celltrion and other matters.

There has been no misconduct associated with VaxGen’s change to a new revenue recognition policy, its accounting for its investment in Celltrion or its failure to file financial statements in a timely manner. VaxGen believes that the actions of its management and directors in this regard were dictated solely by the company’s desire to file financial statements in accordance with U.S. GAAP.

Neither the restatement of VaxGen's financial statements nor the incorporation of Celltrion's financial results is expected to have a material effect on the company’s existing cash balances.

As a result of the planned restatement of financial statements for fiscal years 2001, 2002, and 2003, the annual and quarterly reports previously filed with the SEC for these periods should not be relied upon.

About VaxGen

VaxGen, Inc. is a biopharmaceutical company engaged in the development, manufacture and commercialization of biologic products for the prevention and treatment of human infectious diseases, including anthrax and smallpox. VaxGen has been awarded an $877.5 million contract by the U.S. Department of Health and Human Services to provide 75 million doses of a next-generation anthrax vaccine for civilian biodefense. Based in Brisbane, Calif., VaxGen operates a wholly owned manufacturing facility in California and owns 21% of Celltrion, Inc., a company in the Republic of Korea established to provide contract manufacturing to the global pharmaceutical industry. For more information, please visit the company's web site at www.vaxgen.com.

Note: This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include without limitation, statements regarding the progress and timing of the completion of the audit of VaxGen’s financial statements and the preparation or filing of VaxGen’s financial statements with the SEC. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to Item 8.01 of the company’s Current Report on Form 8-K filed by VaxGen on February 16, 2006 under the heading “Risk Factors” for a more detailed description of such risks. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

Contacts:

Media:

Paul Laland

Vice President, Public Affairs

(650) 624-1041

Investors and Financial Analysts:

Lance Ignon

Vice President, Corporate Affairs

(650) 624-1041

Ira Leiderman

The Trout Group

(212) 477-9007, ext. 21